Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP.	VOTE BY INTERNET - www.proxyvote.com Have your proxy card in hand when you access the web site and follow the instructions that appear on the screen.

200 Clarendon Street P.O. Box 9130 EXL-35 Boston, MA 02117-9130	VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Investors Financial Services Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

The Internet and Telephone voting facilities will close at 11:59 p.m. Eastern Standard Time on [•].

IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

IVFSC1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVESTORS FINANCIAL SERVICES CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2

	For	Against	Abstain

1.      To adopt the merger agreement, which provides for the merger of Investors Financial Services Corp. with and into State Street Corporation, on the terms set forth in the Agreement and Plan of Merger, dated as of February 4, 2007, by and between State Street Corporation and Investors Financial Services Corp., as it may be amended from time to time.

	☐	☐	☐

2.      To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

	☐	☐	☐

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

	Yes	No

I plan to attend the special meeting of stockholders.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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INVESTORS FINANCIAL SERVICES CORP. PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•].
P R O X Y	The undersigned hereby appoints Kevin J. Sheehan and John N. Spinney, Jr. and each or either of them, proxies with full power of substitution to vote all shares of stock of Investors Financial Services Corp. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on [•], at [•], local time, at the Company’s offices at 200 Clarendon Street, Boston, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated [•], a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their judgment, upon such other business as may properly come before the meeting, or any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO

DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

THE BOARD OF DIRECTORS.

(TO BE SIGNED ON REVERSE SIDE)